UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

December 16, 2008

Date of Report (Date of earliest event reported)

RENASANT CORPORATION

(Exact name of registrant as specified in its charter)

Mississippi	001-13253	64-0676974
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

209 Troy Street, Tupelo, Mississippi 38804

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (662) 680-1001

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On February 11, 2009, Larry R. Mathews, an Executive Vice President and a “named executive officer” of Renasant Corporation (the “Company”), resigned his employment with the Company, effective immediately. In consideration for a general waiver and release in favor of the Company and its affiliates, the Company and Mr. Mathews entered into a Separation Agreement under which Mr. Mathews will receive the remainder of his 2009 base compensation (which was $239,000), his country club dues for the remainder of 2009, and title to the Company-owned vehicle that he currently uses. The Company further agreed that the non-competition and non-solicitation covenants applicable to Mr. Mathews will terminate at the end of 2009. The Company released Mr. Mathews from any claims that it might have against him, except for, among others, claims arising from illegal action or from actions that would bar him from being indemnified under the Company’s Bylaws.

The foregoing description of the Separation Agreement is qualified in its entirety by reference to the agreement itself, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

(e) Amendments to Deferred Compensation Plans. On December 16, 2008, the Company entered into technical amendments to its Deferred Stock Unit Plan and to the Renasant Bank Executive Deferred Income Plan and the Renasant Bank Directors’ Deferred Fee Plan. The purpose of these amendments, which were effective as of January 1, 2009, was to bring these plans into compliance with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and applicable regulations thereunder. Copies of the amendments to the foregoing plans are attached hereto as Exhibits 10.2, 10.3 and 10.4, respectively.

Severance Pay Plan. On December 16, 2008, the Board of Directors adopted the Renasant Corporation Severance Pay Plan. The plan, which was effective January 1, 2009, provides for severance benefits to officers and employees of the Company and its subsidiaries designated by the Board or the Board’s designee. A participant in the plan is entitled to receive up to 26 weeks of base salary as severance upon his or her involuntary termination of employment, other than for cause. The actual severance payment is based on the participant’s number of years of service. The plan also provides that if, within two years following a change in control, a participant is terminated without cause or terminates his or her employment for good reason, he or she is entitled to severance equal to 26 weeks of base salary. Participants are also entitled to COBRA continuation premium payments under the plan.

All severance benefits are contingent on the participant’s release of any claims that he or she may have against the Company. Also, a participant who is party to an employment or similar agreement with the Company at the time of his or her termination is not eligible to receive severance benefits under the plan. The plan has been designed to comply with Code Section 409A. “Cause,” “change in control” and “good reason” are each defined in the plan.

Two of our named executive officers, Stuart R. Johnson and C. Mitchell Waycaster, have been designated as participants in the plan. Upon their qualified termination, they would each be entitled to receive 26 weeks of base salary as severance and COBRA continuation premium payments for 6 months. Mr. Johnson and Mr. Waycaster are parties to separate change in control agreements with the Company and will not be eligible to receive similar benefits under the Severance Pay Plan.

The foregoing description of the Severance Pay Plan is qualified in its entirety by reference to the plan itself, a copy of which is attached hereto as Exhibit 10.5 and incorporated herein by reference.

Change in Control Agreements. Effective January 1, 2009, the Company entered into change in control agreements with a number of its senior executive officers, including Stuart R. Johnson and C. Mitchell Waycaster. These agreements amend, restate and replace previous agreements with such executives that provided for payments in certain circumstances following a change in control of the Company.

Under the amended and restated change in control agreements, which have a one-year term and must be annually renewed, if an executive’s employment is involuntarily terminated without “cause” or he or she terminates employment for “good reason,” either within the 24-month period following the consummation of a “change in control” of the Company, then the executive is entitled to receive a severance payment equal to a specified multiple, not more than two times, of the sum of (1) annualized base compensation, and (2) average incentive bonus for the two full years preceding such change. For Mr. Johnson and Mr. Waycaster, the multiple is 2.00. Severance is payable in a lump sum promptly after termination (or six months thereafter if necessary to comply with Code Section 409A), and is in lieu of any other change in control payments that might be payable to the executive (including under the Severance Pay Plan described above). In addition, upon the occurrence of a change in control, an executive’s incentive awards vest in full and all performance conditions are deemed to have been satisfied. An executive also is entitled to receive premium contributions for the COBRA continuation period, which is a maximum period of 18 months, as well as payment of his or her incentive bonus for the previous year, to the extent not already paid. “Cause,” “change in control,” and “good reason” are each defined in the Change in Control Agreement.

Copies of the Change in Control Agreement with each of Mr. Johnson and Mr. Waycaster are attached hereto as Exhibits 10.6 and 10.7, respectively, and are incorporated herein by reference. The foregoing description of the change in control agreements is qualified in its entirety by reference to such agreements.

Resignation of Larry R. Mathews. The description of the Separation Agreement entered into between the Company and Larry R. Mathews in connection with his resignation from the Company is incorporated into this subsection (e) by reference.

Item 9.01	Financial Statements and Exhibits.

(d) The following exhibits are furnished herewith:

Exhibit No.	Description

10.1	Separation Agreement dated February 11, 2009 between the Company and Larry R. Mathews

10.2	Final 409A Compliance Amendment to Renasant Corporation Deferred Stock Unit Plan

10.3	Final 409A Compliance Amendment to Renasant Bank Executive Deferred Income Plan

10.4	Final 409A Compliance Amendment to Renasant Bank Directors’ Deferred Fee Plan

10.5	Renasant Corporation Severance Pay Plan

10.6	Change in Control Agreement dated as of January 1, 2009 between Renasant Corporation and Stuart R. Johnson

10.7	Change in Control Agreement dated as of January 1, 2009 between Renasant Corporation and C. Mitchell Waycaster

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENASANT CORPORATION

Date: February 17, 2009	By:	/s/ E. Robinson McGraw
E. Robinson McGraw
Chairman, President and Chief
Executive Officer

Exhibit Index

Exhibit No.	Description

10.1	Separation Agreement dated February 11, 2009 between the Company and Larry R. Mathews

10.2	Final 409A Compliance Amendment to Renasant Corporation Deferred Stock Unit Plan

10.3	Final 409A Compliance Amendment to Renasant Bank Executive Deferred Income Plan

10.4	Final 409A Compliance Amendment to Renasant Bank Directors’ Deferred Fee Plan

10.5	Renasant Corporation Severance Pay Plan

10.6	Change in Control Agreement dated as of January 1, 2009 between Renasant Corporation and Stuart R. Johnson

10.7	Change in Control Agreement dated as of January 1, 2009 between Renasant Corporation and C. Mitchell Waycaster